UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2019

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.10 par value per share	AZPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Gary M. Weiss, our Chief Operating Officer, will resign for family reasons effective as of January 3, 2020. Mr. Weiss has served as our Chief Operating Officer since August 6, 2018.
On August 2, 2019, we entered into a letter agreement with Mr. Weiss, which we refer to as the transition agreement, setting forth the terms under which Mr. Weiss will continue to serve as Chief Operating Officer during the transition period from August 2, 2019 through January 3, 2020. The transition agreement amends the terms of our existing amended and restated executive retention agreement with Mr. Weiss dated January 30, 2019, which we refer to as the retention agreement.
During the transition period, Mr. Weiss will continue to receive his base salary and to participate in company benefits, and his outstanding equity awards will continue to vest. In addition, Mr. Weiss will be entitled to the following subject to Mr. Weiss continuing to serve as Chief Operating Officer through January 3, 2020:

•
if we achieve the targets for the six months ending December 31, 2019 set forth in our fiscal 2020 executive bonus plan, $500,000 in immediately vested restricted stock units to be granted as of January 3, 2020;

•
$250,000 in equity awards (comprised of 75% restricted stock units and 25% incentive stock options) to be granted as of September 3, 2019, of which 50% of each award will vest immediately upon grant and 50% will vest on December 31, 2019; and

•
compensation and benefits for which Mr. Weiss would have been eligible under the retention agreement had his employment terminated as of January 3, 2020 other than for cause (including salary continuation for twelve months and the pro rata amount of his target bonus under our fiscal 2020 executive bonus plan).

Under the transition agreement, Mr. Weiss will be subject to a non-disparagement covenant and will continue to be subject to non-disclosure, non-competition and non-solicitation requirements set forth in an agreement he entered into with us on August 6, 2018.
The foregoing description is not intended to be complete and is qualified in its entirety by reference to (a) the transition agreement included as Exhibit 10.1 to this report and incorporated in this report by reference and (b) the form of the retention agreement included as Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2019 and incorporated in this report by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibit is filed as part of this report:

Exhibit No.	Description
10.1^	Letter agreement dated August 2, 2019 between Aspen Technology, Inc. and Gary M. Weiss

^Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: August 8, 2019	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary